FREEDOM INVESTMENT TRUST II

                            John Hancock Growth Fund
                        Establishment and Designation of
                        Class A Shares and Class B Shares
                            of Beneficial Interest of
                      John Hancock Growth Fund, a Series of
                           Freedom Investment Trust II

                         John Hancock Global Income Fund
            Instrument Changing Name of Series of Shares of the Trust

     On May 21, 1996 the Trustees of Freedom Investment Trust II, a Massachusetts business trust (the "Trust"), acting pursuant to Section 4.1 of the Amended and Restated Master Trust Agreement dated September 10, 1991 of the Trust, as amended from time to time (the "Agreement"), voted unanimously to establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Master Trust Agreement and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock Growth Fund." The Shares are divided to create two classes of Shares of the Fund as follows:

     1. The two classes of Shares of the Fund established and designated hereby are "Class A Shares" and "Class B Shares," respectively.

     2. Class A Shares and Class B Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Master Trust Agreement.

     3. The purchase price of Class A Shares and of Class B Shares, the method of determining the net asset value of Class A Shares and of Class B Shares, and the relative dividend rights of holders of Class A Shares and of holders of Class B Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Master Trust Agreement and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

     The Master Trust Agreement is hereby amended to the extent necessary to reflect the establishment of such additional series and classes of Shares, effective July 1, 1996.

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Trust Agreement.

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     Also on May 21, 1996, the Trustees of the Trust acting  pursuant to Section
7.3 of the Agreement voted unanimously to amend the Agreement to the extent necessary to reflect the change of the name of the John Hancock Global Income Fund to John Hancock World Bond Fund, effective July 1, 1996.


     IN WITNESS WHEREOF, the undersigned has executed this instrument on the 1st day of July 1996.


                                                  /s/ Susan S. Newton
                                                  Susan S. Newton
                                                  Vice President and Secretary



     The Master Trust Agreement, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS       )
                                    )ss
COUNTY OF SUFFOLK                   )



     Then personally appeared the above-named Susan S. Newton, who acknowledged the foregoing instrument to be her free act and deed, before me, this 3rd day of July, 1996.


                                                /s/ Anne Marie White
                                                Notary Public

                                                 My commission expires: 10/20/00